Exhibit 99.1

2013 FULL YEAR FLASH REPORT All Data as of March 31, 2013 PORTFOLIO SUMMARY Total Assets Undepreciated $12.7 billion Total Assets after Depreciation $10.7 billion Total Cash $204 million Year-to-Date FFO (a) $107 million Year-to-Date FFO per share $0.12 Annualized Distribution Rate $0.50 a share Current Annualized Distribution Rate (b) 7.2% Declared Distributions Since Inception $2.5 billion Number of Properties 759 Mortgage, Notes & Margin Payable $6.0 billion Line of Credit Leverage Ratio 54% (a) FFO is a non-GAAP financial measure. Please review our recently filed 10-Q for a reconciliation of the most direct comparable GAAP measure. (b) Yield based on $6.93 estimated share price LONG-TERM GOALS 1. Provide our stockholders with a sustainable monthly distribution while maintaining capital preservation 2. Tailoring, expanding, and perfecting our portfolio in 3 asset classes - Retail, Lodging and Student Housing 3. Position our portfolio for optimal stockholder liquidity, through multiple liquidity events 2013 STRATEGY PROGRESS During the first quarter, Inland American purchased four properties, totaling $120 million, including two upper-upscale hotels, a student housing property and a multi-tenant retail center. These properties are all fantastic additions to our portfolio. We sold 38 properties for $115 million, including 35 bank branches, two select-service lodging assets and one conventional multi-family property. Currently, our apartment assets are under contract and we expect the transaction to close during the third quarter. No disposition or acquisition fees were paid to the Inland American Business Manager, or any of its affiliates, in connection with these transactions. 2013 YTD SAME-STORE NET OPERATING INCOME % CHANGE VS. 2012 YTD 11% 6% 1% -4% 0.1% 10.6% -0.7% -2.1% 6.2% 2.4% Retail Lodging Office Industrial Multifamily Total

Retail Portfolio Westport Village – Louisville, KY *Based on undepreciated (total investment) asset values Purchased for approximately $34 million, the lifestyle center has about 170,000 sq. ft. of retail space and is 99% occupied. RETAIL PROPERTY OVERVIEW 550 Properties 22.1 Million Square Feet Average lease rollover for next 10 years is about 9 percent annually Economic occupancy equals 93% for the portfolio Rent per square foot increased 2% over the same time last year LODGING PROPERTY OVERVIEW 88 Properties 16,407 Rooms Same-Store average daily rate increased to $134 for the quarter, up 5.5% over last year as we executed on our strategy About 40% of the portfolio are now upper upscale properties OFFICE PROPERTY OVERVIEW 42 Properties 10.2 Million Square Feet Economic occupancy equals 93% for the portfolio Average lease rollover for next ten years is about 9 percent annually INDUSTRIAL PROPERTY OVERVIEW 53 Properties 13.1 Million Square Feet Economic occupancy equals 97% for the portfolio Average lease rollover for the next ten years is about 6 percent MULTI-FAMILY PROPERTY OVERVIEW 26 Properties 4,919 Units / 5,332 Beds Portfolio is 94% occupied. Rent per bed for our entire student housing portfolio increased 4.2% to $687. Student Housing Portfolio University House @ TCU – Dallas, TX Acquired in March 2013 for about $16 million, the property contains 118 beds with high-quality finishes and cutting-edge amenities and is 99% occupied. The property also includes 6,000 square feet of retail space. CONTACT custserv@inland-investments.com 800.826.8228 www.inlandamerican.com This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.